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                                                                    EXHIBIT 5.2

                [Letterhead of Richards, Layton & Finger]

                             May  4, 1995

St. Paul Capital L.L.C.                 Andrew I. Douglass, Esquire
c/o The St. Paul Companies, Inc.        The St. Paul Companies, Inc.
385 Washington Street                   385 Washington Street
St. Paul, Minnesota 55102               St. Paul, Minnesota 55102

The St. Paul Companies, Inc.
385 Washington Street
St. Paul, Minnesota 55102

        Re: St. Paul Capital L.L.C.

Ladies and Gentlemen:

   We have acted as special Delaware counsel for St. Paul Capital L.L.C., a Delaware limited liability company (the "Company"), and The St. Paul Companies, Inc., a Minnesota corporation ("St. Paul"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

   For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

   (a) The Certificate of Formation of the Company, dated as of April 4, 1995 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on April 4, 1995;


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St. Paul Capital L.L.C.
Andrew I. Douglass, Esquire
The St. Paul Companies, Inc.
May 4, 1995
Page 2


   (b) The Limited Liability Company Agreement of the Company, dated as of April 4, 1995;

   (c) Amendment No. 1 to the registration statement (the "Registration Statement") on Form S-3, including a related prospectus (the
"Prospectus"), filed by St. Paul and the Company with the Securities and Exchange Commission on May 4, 1995;

   (d) A form of Amended and Restated Limited Liability Company Agreement of the Company, attached as an exhibit to the Registration Statement (the "Agreement"); and

   (e) A Certificate of Good Standing for the Company, dated May 4, 1995, obtained from the Secretary of State.

   Initially capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

   For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the Agreement or the Registration Statement. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

   With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

   For purposes of this opinion, we have assumed (i) that the Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Company, and that the Agreement and

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St. Paul Capital L.L.C.
Andrew I. Douglass, Esquire
The St. Paul Companies, Inc.
May 4, 1995
Page 3


the Certificate are in full force and effect and have not been amended,
(ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each of party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including the Agreement by St. Paul and St. Paul Capital Holdings, Inc., a Delaware corporation, as members of the Company (jointly, the "St. Paul Entities"), (vi) the receipt by each Person to be admitted to the Company as a member of the Company (other than the St. Paul Entities) in connection with its purchase of Preferred Securities (each, a "Preferred Member" and collectively, the "Preferred Members") of a Preferred Certificate and the payment for the Preferred Securities acquired by it, in accordance with the Agreement and the Registration Statement, (vii) that the books and records of the Company set forth all information required by the Agreement and the Delaware Limited Liability Company Act (6 DEL. C. Section 18-101, ET SEQ.), including all information with respect to all Persons to be admitted as Members and their contributions to the Company, (viii) that the Preferred Securities are issued and sold to the Preferred Members in accordance with the Registration Statement and the Agreement, and (ix) that the Company is not treated as a corporation for purposes of United States income taxation. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

   This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

   Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

   1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

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St. Paul Capital L.L.C.
Andrew J. Douglass, Esquire
The St. Paul Companies, Inc.
May 4, 1995
Page 4

   2. Upon issuance and payment as contemplated by the Agreement, the Preferred Securities will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable limited liability company interests in the Company, as to which the Preferred Members will have no liability solely by reason of being Preferred Members in excess of their obligations to make payments provided for in Sections 8.4 and 8.5 of the Agreement and their share of the Company's assets and undistributed profits (subject to the obligation of a Preferred Member to repay any funds wrongfully distributed to it). A Preferred Member may also be obligated to provide payment and/or indemnity in connection with the registration of transfers of Preferred Securities.

   We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Andrew I. Douglass, Esquire's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by him in connection with the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of the Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.


                                        Very truly yours,

                                        /s/ RICHARDS, LAYTON & FINGER